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EXHIBIT (23)(b)
INDEPENDENT AUDITORS' CONSENT             Sprint Spectrum Holding Company, L.P.

We consent to the incorporation by reference in Registration Statements (Nos. 33-58488 and 333-83577) on Form S-3 and Registration Statements (Nos. 33-38761, 33-31802, 2-97322, 33-59316, 33-59318, 33-59322, 33-59324, 33-59326,
33-53695, 33-59349, 33-65149, 33-25449, 333-42077, 333-46487, 333-46491, 333-
68737, 333-68739, 333-68741, 333-68795, 333-76755, 333-76783, and 333-92809)
on Form S-8 of Sprint Corporation and in Registration Statement No. 333-90421 on Form S-4 of MCI WORLDCOM, Inc. of our report dated February 2, 1999, on the consolidated financial statements of Sprint Spectrum Holding Company, L.P. and subsidiaries for each of the two years in the period ended December 31, 1998 appearing in this Annual Report on Form 10-K of Sprint Corporation for the year ended December 31, 1999.

                                          /s/ Deloitte & Touche LLP
                                          -------------------------------------
                                          Deloitte & Touche LLP

Kansas City, Missouri
March 20, 2000